UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2022

INTEGRATED CANNABIS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56291	90-1505708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 N. Florida Mango Road, Suite 30

West Palm Beach, FL 33409

(Address of principal executive offices) (Zip Code)

(561) 235-2295

Registrant’s telephone number, including area code:

6810 N State Road 7

Coconut Creek, FL 33073

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Integrated Cannabis Solutions, Inc. is referred to herein as “Integrated Cannabis, ”we”, “our”, or “us”, or the “Company”.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Matthew Dwyer as Chief Executive Officer/President/Chief Financial Officer/Director/Chairman of the Board

Effective December 27, 2022, Matthew Dwyer tendered his resignation as our Chief Executive Officer/President/Chief Financial Officer/Director/Chairman of the Board, which resignations did not arise from any disagreement with us or any matter relating to our operations, policies or practices.  Matthew Dwyer’s resignation was approved by our Board of Directors.

Appointment of Gene Caiazzo as Chief Executive Officer/Chief Financial Officer

Effective December 27, 2022, our Board of Directors appointed Gene Caiazzo as our Chief Executive Officer/President/Chief Financial Officer/Chairman of the Board.  Gene Caiazzo was appointed as our Director on October 3, 2022.  Gene Caiazzo is the President of our wholly owned subsidiary, Consolidated Apparel, Inc.

Biography of Gene Caiazzo

Gene Caiazzo has been our Director since October 3, 2022. He has been the President and/Managing Member of Consolidated Apparel, Inc. and BDC Florida LLC, respectively, since June 21, 2021 and January 24th, 2017. From 2001 to 2017, Gene Caiazzo participated in the LED lighting and display sector, providing sales, marketing and sourcing expertise to companies such as Arrow Electronics, Wyndsor Lighting, HiTech Electronic Displays, Global Displays and Federal LED.  Gene Caiazzo’s early career consisted of Coca-Cola as a Regional Sales Manager, and Premiere Marketing as Vice President of Sales, which provided major distribution of consumer electronics and computer components throughout the Caribbean and Latin American (CALA) regions.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

99.1	January 3, 2023 Press Release*

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

__________

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED CANNABIS SOLUTIONS, INC.

Date: January 3, 2023	By:	/s/ Gene Caiazzo
Gene Caiazzo
Chief Executive Officer

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